                                                                 EXHIBIT 4(a)-18




================================================================================





                         MOBILE GAS SERVICE CORPORATION

                                       to

                           AMSOUTH BANK OF ALABAMA,

                                                   Trustee.

                   -----------------------------------------

                       SEVENTEENTH SUPPLEMENTAL INDENTURE

                          Dated as of November 1, 1996


                   -----------------------------------------

                                  SUPPLEMENTAL

                                       to

                             INDENTURE OF MORTGAGE

                          Dated as of December 1, 1941

                   -----------------------------------------

         THIS IS A MORTGAGE OF PERSONAL PROPERTY AS WELL AS A MORTGAGE
                      UPON REAL ESTATE AND OTHER PROPERTY.

================================================================================

  This instrument was prepared by E. B. Peebles III, Esq., Armbrecht, Jackson,
      DeMouy, Crowe, Holmes & Reeves, L.L.C., 1300 AmSouth Center, Mobile,
                                 Alabama 36602.

       THIS SEVENTEENTH SUPPLEMENTAL INDENTURE, dated for convenience and to be effective as of November 1, 1996, although executed and delivered at a later date, between MOBILE GAS SERVICE CORPORATION, a corporation duly organized and existing under the laws of the State of Alabama (hereinafter sometimes called the "Company"), having its principal place of business at 2828 Dauphin Street, Mobile, Alabama 36606, party of the first part, and AMSOUTH BANK OF ALABAMA (successor to The First National Bank of Mobile), an Alabama banking corporation duly organized and existing under the laws of the State of Alabama, and having its principal place of business at 1901 Sixth Avenue North, Birmingham, Alabama 35203, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

       WHEREAS, the Company heretofore made and executed its Indenture of Mortgage dated as of December 1, 1941 (hereinafter sometimes called the "Original Indenture") to said The First National Bank of Mobile, as Trustee, which by reference is hereby made a part hereof, and in and by the Original Indenture the Company conveyed and mortgaged to said Trustee certain property therein described to secure the payment of its bonds, to be known generally as its "First Mortgage Bonds" (hereinafter sometimes called the "Bonds") and to be issued under the Original Indenture in one or more series, as therein provided; and

     WHEREAS, the Company has executed and delivered to the Trustee sixteen indentures supplemental to the Original Indenture (collectively, the "Supplemental Indentures"), as follows: a First Supplemental Indenture dated as of October 1, 1944 supplementing and modifying the Original Indenture (hereinafter sometimes called the "First Supplemental Indenture"), a Second Supplemental Indenture dated as of July 1, 1952 supplementing the Original Indenture (hereinafter sometimes called the "Second Supplemental Indenture"), a Third Supplemental Indenture dated as of June 1, 1954 supplementing the Original Indenture (hereinafter sometimes called the "Third Supplemental Indenture"), a Fourth Supplemental Indenture dated as of April 1, 1957 supplementing the Original Indenture (hereinafter sometimes called the "Fourth Supplemental Indenture"), a Fifth Supplemental Indenture dated as of July 1, 1961 supplementing the Original Indenture (hereinafter sometimes called the "Fifth Supplemental Indenture"), a Sixth Supplemental Indenture dated as of June 1, 1963 supplementing the Original Indenture (hereinafter sometimes called the "Sixth Supplemental Indenture"), a Seventh Supplemental Indenture dated as of October 1, 1964 supplementing the Original Indenture (hereinafter sometimes called the "Seventh Supplemental Indenture"), an Eighth Supplemental Indenture dated as of July 1, 1972 supplementing the Original Indenture (hereinafter sometimes called the "Eighth Supplemental Indenture"), a Ninth Supplemental Indenture dated as of August 1, 1975 supplementing and modifying the Original Indenture (hereinafter sometimes called the "Ninth Supplemental Indenture"), a Tenth Supplemental Indenture dated as of July 1, 1979 supplementing and modifying the Original Indenture (hereinafter sometimes called the "Tenth Supplemental Indenture"), an Eleventh Supplemental Indenture dated as of July 1, 1982 supplementing the Original Indenture (hereinafter sometimes called the "Eleventh Supplemental Indenture"), a Twelfth Supplemental Indenture dated as of July 1, 1986 supplementing the Original Indenture (hereinafter sometimes called the "Twelfth Supplemental Indenture"), a Thirteenth Supplemental Indenture dated as of October 1, 1988 supplementing the Original Indenture (hereinafter sometimes called the "Thirteenth Supplemental Indenture"), a Fourteenth Supplemental Indenture dated as of July 1, 1992 supplementing the Original Indenture

(hereinafter sometimes called the "Fourteenth Supplemental Indenture"), a Fifteenth Supplemental Indenture dated as of July 1, 1993 supplementing the Original Indenture (hereinafter sometimes called the "Fifteenth Supplemental Indenture"), and a Sixteenth Supplemental Indenture dated as of December 3, 1993 supplementing and modifying the Original Indenture (hereinafter sometimes called the "Sixteenth Supplemental Indenture"), each of which Supplemental Indentures, with the exception of the Tenth Supplemental Indenture and the Sixteenth Supplemental Indenture, among other things, provided for the creation of a new series of Bonds; and

       WHEREAS, pursuant to the Original Indenture, as so supplemented and modified, there have been executed, authenticated, delivered and issued and there are outstanding at the actual date of execution of this Seventeenth Supplemental Indenture Bonds of series and in principal amounts as follows:



                Title                               Issued            Outstanding
                -----                               ------            -----------
          10.25% Series due 2003                 $ 10,000,000         $ 5,000,000
           8.75% Series due 2022                   12,000,000          12,000,000
           7.48% Series due 2023                   12,000,000          12,000,000

and

       WHEREAS, original counterparts of the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth Supplemental Indentures are duly filed and recorded in Alabama in the Offices of the Probate Judges of Mobile County and of Baldwin County, Alabama; and

       WHEREAS, the Board of Directors of the Company has established under the Original Indenture, as supplemented and modified, a new series of Bonds to be designated First Mortgage Bonds, 7.27% Series due 2006 (hereinafter sometimes referred to as "Bonds of the 2006 Series") in the principal amount of Twelve Million Dollars ($12,000,000) and has authorized the issue of the Bonds of the 2006 Series pursuant to the provisions of Article 3 of the Original Indenture to obtain funds for its corporate purposes; and

       WHEREAS, it is provided in the Original Indenture that in the event of the establishment of any new series of Bonds there shall be executed by the Company and delivered to the Trustee a supplemental indenture prescribing the form or forms of Bonds of the new series and other provisions made in respect thereof; and

       WHEREAS, Section 16.01 of the Original Indenture provides, among other things, that the Company may execute and file with the Trustee and the Trustee at the request of the Company shall join in indentures supplemental to the Original Indenture and which thereafter shall form a part thereof, for the purposes, among others, of subjecting to the lien of the Original Indenture, or perfecting the lien thereof upon, any additional properties of any character; and

       WHEREAS, the Company desires to execute this Seventeenth Supplemental Indenture and hereby requests the Trustee to join in this Seventeenth Supplemental Indenture for the purpose of prescribing the forms of the Bonds of the 2006 Series and confirming the lien and security interest of the Original Indenture, as supplemented and modified (the Original Indenture, as supplemented and modified by the First, Ninth, Tenth and Sixteenth Supplemental Indentures, and as supplemented by the Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, and this Seventeenth Supplemental Indenture, being herein sometimes called the "Indenture"); and

       WHEREAS, all acts and proceedings required by law and by the charter and bylaws of the Company necessary to make the Bonds of the 2006 Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage and security interest for the security of the Bonds, in accordance with the terms of the Indenture and the terms of the Bonds, have been done and performed; and the execution and delivery of this Seventeenth Supplemental Indenture and the issue of the Bonds of the 2006 Series have been in all respects duly authorized;

       NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained and for and in consideration of the premises and of the mutual covenants in the Indenture contained and of the purchase and acceptance of the Bonds of the 2006 Series by the holders or registered owners thereof, and of the sum of One Dollar ($1.00) lawful money of the United States of America duly paid to the Company by the Trustee at or before the ensealing and delivery hereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, MOBILE GAS SERVICE CORPORATION has executed and delivered this Seventeenth Supplemental Indenture and does hereby confirm the granting of a security interest to the Trustee and its successors and assigns in all properties, rights and privileges hereafter in Parts I, II and III hereof described, together with all property of the nature set forth in Clauses II through VII of the granting clauses of the Original Indenture, heretofore or hereafter acquired or constructed in which a security interest can be created under the Alabama Uniform Commercial Code, subject to the exceptions and reservations hereafter provided, and has granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, granted a security interest in, set over and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, grant a security interest in, set over and confirm unto AmSouth Bank of Alabama, as Trustee, and to its successors in the trust, and to its assigns forever:

                                       I

       All the property, real, personal and mixed, described or referred to in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture and the Sixteenth Supplemental Indenture and thereby conveyed or mortgaged or intended so to be, including all such property acquired, made or constructed by the Company or to which the Company in any manner has become entitled in law or in equity, since the execution and delivery of said Original Indenture which by the terms of said Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, and this Seventeenth Supplemental Indenture is subjected, or is intended to be subjected, to the lien and security interest of the Indenture.

                                       II

       Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid properties or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company has acquired in and to the aforesaid properties and every part and parcel thereof.

                                      III

       EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Seventeenth Supplemental Indenture and from the lien, security interest and operation of the Indenture:

       (A) All property excepted or excluded from the lien of the Original Indenture under Part VIII of the granting clauses thereof and all property excepted in the descriptions contained in the granting clauses of the Supplemental Indentures.

       (B) All property released or otherwise disposed of pursuant to the provisions of Article 6 of the Indenture.

       TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged or conveyed, or in which a security interest is granted, by the Company as aforesaid, or intended so to be, unto the Trustee, and its successors in the trust and its assigns forever.

       SUBJECT, HOWEVER, to (a) the specific liens and encumbrances, reservations, restrictions, conditions, limitations, covenants, interests and exceptions, if any, set forth or referred to in the descriptions contained in
Part I of the granting clauses of the Original Indenture or any Supplemental Indenture; (b) any permitted liens as defined in Section 1.05(a) of the Original Indenture; and (c) liens existing on any property hereafter acquired by the Company at the time of such acquisition or permitted by Section 5.04 of said Original Indenture.

       IN TRUST, NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued under the Indenture, without preference or priority of any of said Bonds or coupons over any others thereof, or of the Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of issue, sale or negotiation thereof or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 9.29 of the Original Indenture.

       AND THIS INDENTURE FURTHER WITNESSETH, that the Company for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Bonds, as follows:


                                   ARTICLE 1.

                            BONDS OF THE 2006 SERIES

       SECTION 1.01. ESTABLISHMENT OF BONDS OF THE 2006 SERIES. There shall be: and is hereby established and created, a new series of Bonds, known as and entitled "First Mortgage Bonds, 7.27% Series due 2006" (hereinabove defined as "Bonds of the 2006 Series") and the form thereof shall be substantially as hereinafter set forth.

       The Bonds of the 2006 Series shall be limited to Twelve Million Dollars ($12,000,000) aggregate principal amount, except for Bonds of said series issued as provided in Section 2.06 and Section 2.11 of the Original Indenture or in Section 1.02 hereof.

       SECTION 1.02. TERMS OF BONDS OF THE 2006 SERIES. The Bonds of the 2006 Series shall be issued only as registered Bonds, without coupons, of the denominations of $1,000 or any multiple thereof, numbered RN-1 consecutively upward without regard to denomination.

       All Bonds of the 2006 Series shall mature November 1, 2006, and shall bear interest at the rate of seven and twenty-seven one-hundredths per centum (7.27%) per annum until payment of the principal thereof, such interest to be payable semiannually in arrears, on May 1 and

November 1 in each year, except that the first interest payment shall be made on May 1, 1997 and shall include interest from the date of authentication upon original issue. If any interest payment date falls on a date other than a Business Day, the payment date shall be deemed to be the next Business Day. As used herein the term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banks are required or authorized by law to close in the city from where the payment is to be made on the Bonds of the 2006 Series. Except as provided hereinafter in this Section 1.02, every Bond of the 2006 Series shall be dated as of the day of authentication, as provided in Section 2.08 of the Original Indenture. However, so long as there is no existing default in the payment of interest on the Bonds of the 2006 Series, all Bonds of the 2006 Series authenticated by the Trustee between the record date (as hereinafter defined) for any interest payment date and such interest payment date shall be dated such interest payment date and shall bear interest from such interest payment date; provided, however, that if the Company shall default in the interest due on such interest payment date, then any such Bond of the 2006 Series shall bear interest from the May 1 or November 1, as the case may be, to which interest has been paid, unless such interest payment date is prior to the payment of any interest on Bonds of the 2006 Series, in which case from the date the Bonds of the 2006 Series were authenticated upon original issue.

       The principal of, premium, if any, and interest on, the Bonds of the 2006 Series shall be paid in lawful money of the United States of America, at the office of AmSouth Bank of Alabama, in the City of Birmingham, Alabama, or of its successor in trust; provided, however, that (i) interest on the Bonds of the 2006 Series may be paid by checks payable to the order of the respective holders entitled thereto and mailed by the Trustee by first class mail, postage prepaid, to such holders at their respective registered addresses as shown on the Bond register for the Bonds of the 2006 Series, and (ii) the foregoing provisions of this paragraph may be modified pursuant to an agreement of the type described in Section 2.01 of this Seventeenth Supplemental Indenture.

       The person in whose name any Bond of the 2006 Series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the 2006 Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the 2006 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the 2006 Series shall be the registered holders of such Bonds of the 2006 Series on the record date for payment of such defaulted interest. The term "record date" as used in this Section 1.02, and in the form of the Bonds of the 2006 Series, with respect to any interest payment date applicable to the Bonds of the 2006 Series, shall mean the April 15 next preceding a May 1 interest payment date or the October 15 next preceding a November 1 interest payment date, as the case may be, or such record date established for defaulted interest as hereinafter provided.

       In case of failure by the Company to pay any interest when due, the claim for such interest shall be deemed to have been transferred by transfer of any Bonds of the 2006 Series registered on the Bond register for the Bonds of the 2006 Series and the Company, by not less than ten (10) days written notice to bondholders, may fix a subsequent record date, not more than fifteen (15) days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

       Any notice affecting or relating to the Bonds of the 2006 Series required or permitted to be given under the Indenture may be given by first class mail, postage prepaid, to the holders of record at their respective addresses as shown on the Bond register for the Bonds of the 2006 Series at the date of mailing. The certificate of the Trustee that such mailing has been effected shall be conclusive evidence of compliance with the requirements of this Section 1.02 and of Section 4.02 and Section 16.07 of the Original Indenture, whether or not any holder receives such notice.

       As permitted by the provisions of Section 2.06 of the Original
Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any tax or other governmental charge required to be paid by the Company or the Trustee as provided therein, Bonds of the 2006 Series may be exchanged for other Bonds of the 2006 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of said Section 2.06, no further sum, other than a sum sufficient to reimburse the Company for such taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the 2006 Series or upon any transfer thereof.

       Neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the 2006 Series for a period of ten (10) days next preceding any designation of Bonds of the 2006 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any Bonds designated in whole for redemption or that part of any Bond of the 2006 Series designated in part for redemption.

       The Trustee hereunder shall, by virtue of its office as such Trustee, be the Registrar and Transfer Agent of the Company for the purpose of registering and transferring Bonds of the 2006 Series.

SECTION 1.03. REDEMPTION PROVISIONS FOR BONDS OF THE 2006 SERIES. The Bonds of the 2006 Series shall be subject to redemption prior to maturity,

         (a)   as a whole at any time or in part from time to time, either,

               (i) at the option of the Company upon payment of 100% of the principal amount of the Bonds being redeemed, together with the Yield Maintenance Premium (as defined below), if any, with respect to such Bonds; or

               (ii) upon payment of the principal amount thereof, through the application of the proceeds of any sale referred to in clause (b) of the first paragraph of Section 7.02 of the Indenture, if such application is made pursuant to the provisions of Subdivision (IV) of said Section 7.02; and

         (b) in part from time to time upon payment of the principal amount thereof, either:

               (i) through the application of cash deposited with the Trustee (including cash deposited with respect to an optional sinking fund payment) for the sinking fund for the Bonds of the 2006 Series provided for in Section 1 .04 hereof; or

               (ii) subject to the last sentence of Section 1.05 hereof, through the application of cash deposited with the Trustee for the Renewal and Replacement Fund provided for in Section 5.1 3(b) of the Original Indenture, as modified by Section 2.05 of the First Supplemental Indenture and Section 1.01 of the Tenth Supplemental Indenture, and in Section 1.05 hereof, together in any case with interest accrued thereon to the date of redemption, upon prior notice given by first class mail, postage prepaid, to the respective registered holders of such Bonds not less than thirty (30) days nor more than ninety (90) days prior to the redemption date, and otherwise as provided in
Section 1.02 hereof, notwithstanding the provisions of Section 4.02 and Section
16.07 of the Original Indenture, provided, however, that any such notice may be given or waived as provided in Article 4 and Section 16.07 of the Original Indenture and, in addition, in the case of any redemption pursuant to clause
(i) of subparagraph (a) of this Section 1.03 written notice from the Company to such registered holders and the Trustee (by telecopy or other same-day written communication confirmed by the recipient thereof on a date at least two (2) Business Days prior to the date fixed for redemption of such Bonds) of the amounts and calculation of the Yield Maintenance Premium.

         "Yield Maintenance Premium" shall mean, in connection with any redemption pursuant to Section 1.03(a)(i) hereof, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed (taking into account the application of such redemption required herein) and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Bonds of the 2006 Series being redeemed. If the Reinvestment Rate is equal to or higher than 7.27%, the Yield Maintenance Premium shall be zero.

         "Reinvestment Rate" shall mean the sum of (i) 0.50% plus (ii) the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being redeemed (taking into account the application of such redemption required by Section 1.04 hereof). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the premium hereunder shall be used. The date of determination shall be five (5) Business Days prior to the date fixed for the redemption of such bonds.

         "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of sixty- six and two-thirds per cent (66 2/3%) in aggregate principal amount of the outstanding Bonds of the 2006 Series.

         "Weighted Average Life to Maturity" of the principal amount of the Bonds of the 2006 Series being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal being redeemed by the aggregate amount of such principal. The term "Remaining Dollar- Years" of any principal being redeemed shall mean the amount obtained by (i) multiplying (1) the amount by which each required repayment (including sinking fund redemptions and repayment at maturity) shall be reduced as a result of the redemption of such principal being redeemed (which redemption shall be applied as required by Section 1.04 hereof) by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of termination and the date of that required repayment and (ii) totalling the products obtained in (i).

         Subject to the provisions of Section 1.04 hereof, whenever less than all of the outstanding Bonds of the 2006 Series are to be redeemed, the principal amount of Bonds of the 2006 Series to be redeemed shall be prorated among the holders of the Bonds of the 2006 Series in the proportion, as nearly as may be, that their respective holdings bear to the aggregate principal amount of Bonds of the 2006 Series outstanding on the date of selection. The principal amount of Bonds of the 2006 Series registered in the name of any holder which is to be redeemed on any partial redemption shall be $1,000 or a multiple thereof, and such allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. Bonds of the 2006 Series, if any, held by the Company, to the knowledge of the Trustee, shall not be deemed to be outstanding for the purpose of any proration of Bonds to be redeemed pursuant to subparagraph (a) or clause (ii) of subparagraph (b) of this Section 1.03.

         At least forty-five (45) days prior to any date fixed, or which the Trustee shall advise the Company is to be fixed, for the redemption of any Bonds of the 2006 Series pursuant to subparagraph (a) or clause (ii) of subparagraph (b) of this Section 1.03, or by such later date as the Trustee may consent to, the Company shall furnish the Trustee with a statement of the Company, dated not more than five (5) days prior to the date on which such statement is furnished to the Trustee, setting forth the aggregate principal amount of all Bonds of the 2006 Series which the Company has at any time prior to the date of such statement reacquired and which it holds on the date of such statement. If at any time between the date of such statement of the Company and the date fixed or to be fixed for redemption as set forth in the preceding sentence, the Company shall reacquire any Bonds of the 2006 Series, it shall promptly thereafter furnish to the Trustee a statement of the Company setting forth the principal amount of Bonds of the 2006 Series so reacquired. Any statement of the Company pursuant to this paragraph shall identify, by number and by name and address of the registered holder, all Bonds of the 2006 Series referred to therein.

         SECTION 1.04. SINKING FUND FOR BONDS OF THE 2006 SERIES; OPTIONAL SINKING FUND PAYMENTS. As a sinking fund for the retirement of Bonds of the 2006 Series, the Company covenants that so long as any of the Bonds of the 2006 Series shall remain outstanding, it will, subject to the provisions in this
Section 1.04 hereinafter set forth, on or before November 1 in each year, beginning November 1, 2000 and continuing to and including November 1, 2006, pay to the Trustee a sum sufficient to redeem at the principal amount thereof, exclusive of accrued interest, on such date, the principal amount of Bonds of the 2006 Series as set forth below:

                                                     Principal Amount of
                          Date                      Bonds to be Redeemed
                          ----                      --------------------
                 November 1, 2000                           1,750,000
                 November 1, 2001                           1,700,000
                 November 1, 2002                           1,700,000
                 November 1, 2003                           1,700,000
                 November 1, 2004                           1,700,000
                 November 1, 2005                           1,700,000

         The payments and the dates upon which payments are required for the sinking fund as above provided are in this Section 1.04 referred to as "sinking fund payments" and "sinking fund payment dates", respectively, and an optional payment as in the next succeeding paragraph provided is in this Section 1.04 referred to as an "optional sinking fund payment". Any optional redemption of principal made pursuant to either Section 1.03(a) (i) or the next succeeding paragraph shall be applied first to principal due at maturity and thereafter to the required sinking fund payments in the inverse order of their respective sinking fund payment dates.

         The Company may on any sinking fund payment date, in addition to the required sinking fund payment, make an optional sinking fund payment to the Trustee for the redemption of Bonds in an amount up to such required sinking fund payment together with accrued interest on the Bonds to be redeemed through application of such optional sinking fund payment; PROVIDED, that any such optional sinking fund payment may only be made if the Company shall deliver prior written notice thereof to the Trustee in sufficient time to permit the Trustee to comply with the requirements of the next succeeding paragraph. The Company may make such optional sinking fund payment only so long as the principal amount of Bonds to be redeemed by the optional sinking fund payment on any sinking fund payment date, when aggregated with the principal amount of Bonds previously redeemed by such optional sinking fund payments, does not exceed $3,000,000. To the extent the Company does not exercise its right to make such an optional sinking fund payment on any sinking fund payment date, such right will expire and may not be carried over to successive years.

         Forthwith after the September 15 preceding each sinking fund payment date, the Trustee shall proceed to select for redemption, in the manner provided in Section 1.03 hereof, a principal amount of Bonds of the 2006 Series equal to the aggregate principal amount of such Bonds to be redeemed pursuant to the preceding provisions of this Section 1.04 and in the name and on behalf of the Company or in its own name as Trustee, shall give notice as required by the provisions of Section Section 1.02 and 1.03 hereof and/or Article 4 of the Original Indenture of the redemption for the sinking fund and for any optional sinking fund payment on the then next ensuing November 1 of the Bonds of the 2006 Series so selected. On or before such sinking fund payment date, the Company shall pay to the Trustee in cash the sum required to redeem the Bonds so called, which sum shall be applied by the Trustee to the redemption of such Bonds.

         For the purposes of Clause (b) of Section 9.01 of the Indenture, the principal amount of the Bonds of the 2006 Series required to be redeemed on any sinking fund payment date pursuant to the first paragraph of this Section 1.04 shall become due and payable on such date, whether or not any action is taken by the Company or the Trustee to call such Bonds for redemption, to give any notice of such redemption, or otherwise.

         All Bonds of the 2006 Series redeemed by operation of the sinking fund for the Bonds of the 2006 Series shall be cancelled, and so long as any of the Bonds of the 2006 Series are outstanding, shall be deemed to be funded.

         The Company, from time to time, otherwise than out of sinking fund moneys, will pay to the Trustee the amount of all interest accrued on Bonds redeemed by operation of the sinking fund for the Bonds of the 2006 Series and upon request of the Trustee from time to time, an amount equal to the cost of giving notice of redemption of Bonds for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such accrued interest or expenses.

         SECTION 1.05. RENEWAL AND REPLACEMENT FUND FOR BONDS OF THE 2006 SERIES. The Company hereby covenants that the covenants made by the Company in
Section 5.13(b) of the Original Indenture, as modified by Section 2.05 of the First Supplemental Indenture and Section 1.01 of the Tenth Supplemental Indenture, shall continue in full force and effect so long as any of the Bonds of the 2006 Series shall remain outstanding. Notwithstanding anything to the contrary contained in Section 5.13(b) of the Indenture, no cash deposited with the Trustee for the Renewal and Replacement Fund may be applied to the redemption of Bonds of the 2006 Series before November 1, 2003.

         SECTION 1.06. RESTRICTION ON PAYMENT OF DIVIDENDS ON COMMON STOCK AND ACQUISITION OF CAPITAL STOCK. So long as any of the Bonds of the 2006 Series remain outstanding, the Company will not (a) declare or pay any dividend (other than dividends payable in Common Stock of the Company) or make any other distribution on any shares of its Common Stock or (b) make any expenditures for the purchase, redemption or other retirement of any shares of capital stock of the Company of any class (other than in exchange for, or from the proceeds of, other and new shares of capital stock of the Company and other than any shares of any class of stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock), if the aggregate amount of all such dividends, distributions and expenditures made after September 30, 1995 would exceed the aggregate amount of the net income of the Company available for dividends on its Common Stock accumulated after September 30, 1995 plus the sum of $9,000,000.

         Net income of the Company available for dividends on its Common Stock shall mean the sum of (a) the total operating revenues of the Company, less all proper deductions for operating expenses, including (i) all taxes (including, without limitation, income, excess profits and other taxes imposed on or measured by income or undistributed earnings or income), (ii) rentals, insurance, current repairs and maintenance, (iii) provision for depreciation or retirements, in an amount not less than the appropriation for renewals and replacements provided for in Section 5.13(b) of the Original Indenture, as amended by Section 2.05 of the First Supplemental Indenture and Section 1.01 of the Tenth Supplemental Indenture, (iv) all charges on account of interest on indebtedness and all charges or credits on account of debt discount, premium and expense, (v) provisions for all dividends accrued on any outstanding stock of the Company having preference over the Common Stock as to dividends and (vi) all other appropriate items and (b) any net non-operating income or loss of the Company, all determined in accordance with generally accepted accounting practice. In determining the net income of the Company available for dividends on its Common Stock, no deduction or adjustment shall be made for or in respect of any charges which under generally accepted accounting practice are not appropriate deductions or adjustments in determining such net income and, without limiting the generality of the foregoing, no deduction or adjustment shall be made for or in respect of (a) expenses in connection with the issuance of stock of the Company and expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired, or, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, any interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (b) profits or losses from the sale, abandonment, amortization, retirement or other disposition of property or other capital assets or from the reacquisition of any securities of the Company, or taxes on or in respect of such profits; (c) any change in or adjustment of the book value of any assets owned by the Company arising from a revaluation thereof; (d) any adjustment (including tax adjustments) applicable to any period prior to September 30, 1995; or (e) amortization or elimination of utility plant adjustment accounts or other intangibles.

         SECTION 1.07. FORM OF BONDS OF THE 2006 SERIES. The Bonds of the 2006 Series and the Trustee's authentication certificate on all Bonds of said series are to be substantially in the forms following, respectively:

                       [FORM OF BOND OF THE 2006 SERIES]

No. RN-____________________                                  $_________________



                         MOBILE GAS SERVICE CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF ALABAMA
                       FIRST MORTGAGE BOND, 7.27% SERIES
                              DUE NOVEMBER 1, 2006


         MOBILE GAS SERVICE CORPORATION, an Alabama corporation (hereinafter sometimes called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter mentioned), for value received, hereby promises to pay to______________________________________
______________________________ or registered assigns,______________________
_______________________  Dollars ($___________ ) on November 1, 2006, and to
pay to the registered owner hereof interest on the unpaid portion of the principal hereof from the date of authentication upon original issue hereof, or from the interest payment date next preceding the date of this bond to which interest has been paid, or from the date of this bond if it be an interest payment date to which interest has been paid, whichever interest payment date is the later, at the rate of seven and twenty-seven one-hundredths per centum (7.27%) per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), semiannually on the first day of May and on the first day of November in each year until payment of the principal hereof and at the rate of seven and twenty-seven one-hundredths per centum (7.27%) per annum on any overdue installment of interest (to the extent legally permitted under applicable law); provided that the first interest payment shall be made on May 1, 1997 and shall include interest from the date of authentication upon original issue hereof.

         The principal of, premium, if any, and interest on, this bond will be paid in lawful money of the United States of America at the office of AmSouth Bank of Alabama in the City of Birmingham, Alabama, or of its successor in trust (hereinafter sometimes called the "Trustee") provided, however, that interest on this bond may be paid by check payable to the order of the registered holder entitled thereto and mailed by the Trustee by first class mail, postage prepaid, to such holder at his address as shown on the bond register for the bonds of this series or sent by wire transfer pursuant to a written agreement permitted by the within-mentioned Indenture.

         This bond is one of the bonds, of a series designated as 7.27% Series due 2006, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, all issued or issuable in one or more series (which several series may be of different denominations, dates and tenor) under and equally secured (except insofar as any sinking fund, improvement fund or other fund established in accordance with the provisions of said Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated as of December 1, 1941, duly executed and delivered by the Company to The First National Bank of Mobile, as Trustee, as supplemented and modified by the First Supplemental Indenture dated as of October 1, 1944, and all other indentures supplemental thereto, including a Seventeenth Supplemental Indenture dated as of November 1, 1996, executed by the Company and delivered to AmSouth Bank of Alabama, as successor trustee to said Trustee (said Indenture of Mortgage as so supplemented and modified being herein sometimes called "said Indenture"), reference to which Indenture and indentures supplemental thereto is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the registered owner of this bond in regard thereto, the terms and conditions upon which said bonds are secured thereby, the terms and conditions upon which said bonds may be issued thereunder and the rights, immunities and obligations of the Trustee under said Indenture.

         The bonds of this series are subject to redemption prior to maturity
(a) as a whole at any time or in part from time to time, either (i) at the option of the Company, upon payment of 100% of the principal amount of the bonds being redeemed, together with the Yield Maintenance Premium (as defined in the Seventeenth Supplemental Indenture), if any, with respect to such bonds, or (ii) upon payment of the principal amount thereof through the application of certain moneys received by the Trustee upon the (x) taking by the exercise of the power of eminent domain or (y) sale through the exercise by any governmental body or agency of any right it may have to purchase or designate a purchaser of or order the sale of all or substantially all of the properties of the Company; and (b) in part from time to time, upon payment of the principal amount thereof, for the sinking fund (including an optional sinking fund payment) for the bonds of this series, and, on or after November 1, 2003, for the Renewal and Replacement Fund provided in said Indenture; together in any case with interest accrued thereon to the date of redemption; upon prior notice (unless waived as provided in said Indenture) given by first class mail, postage prepaid, to the respective registered holders of such bonds not less than thirty (30) days nor more than ninety (90) days prior to the redemption date, and otherwise as more fully provided in said Indenture. If this bond or any portion thereof ($1000 or a multiple thereof) is called for redemption and payment duly provided for as specified in said Indenture, this bond or such portion thereof shall cease to be entitled to the lien and security interest of said Indenture from and after the date payment is so provided and shall cease to bear interest from and after the date fixed for redemption.

The bonds of this series are entitled to the benefit of the sinking fund as provided for in said Seventeenth Supplemental Indenture.

         To the extent permitted and as provided in said Indenture, modifications or alterations of said Indenture, or of any indenture supplemental thereto, and of the bonds issued thereunder, and of the rights and obligations of the Company and the rights of the bearers or registered owners of the bonds and coupons, may be made with the consent of the Company and with the written approvals or consents of the bearers or registered owners of not less than seventy-five per centum (75%) in principal amount of all bonds outstanding, including, if more than one series of bonds shall be at the time outstanding, no less than sixty per centum (60%) in principal amount of each series, provided, however, that no such modification or alteration shall, without the written approval or consent of the bearer or registered owner of any bond affected thereby, (a) impair or affect the right of such bearer or registered owner to receive payment of the principal of and interest on any bond, on or after the respective due dates expressed in any bond, or to institute suit for the enforcement of any such payment on or after such respective dates, (b) permit the creation of any lien prior to or on a parity with the lien of said Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the bearers or registered owners of which modifications or alterations may be effected as aforesaid.

         This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, at said office of the Trustee, upon surrender of this bond for cancellation, duly endorsed with signature guaranteed, and upon payment of any tax or other governmental charge payable in connection with such transfer, and thereupon a new registered bond or bonds of like aggregate principal amount of other authorized denominations will be issued to the transferee in exchange herefor, and the registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange herefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment of any tax or other governmental charge payable in connection with such exchange. No transfers of bonds of this series shall be required to be made during the ten
(10) days next preceding each interest date for bonds of this series.

         Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period of ten (10) days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption. Subject to the provisions of the Seventeenth Supplemental Indenture, if this bond is surrendered for any transfer or exchange between the record date for any regular interest payment date and such interest payment date, the new bond will be dated such interest payment date. If this bond is surrendered for any transfer or exchange between such record date and such interest payment date, the Seventeenth Supplemental Indenture provides that in the event of any default in payment of the interest due on such payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

In case a default as defined in said Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in said Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and under the conditions provided in said Indenture, waive defaults thereunder and the consequences of such defaults.

         It is part of the contract herein contained that each registered owner hereof by the acceptance hereof waives all right of recourse to any personal liability of any incorporator, stockholder, officer or director, past, present or future, of the Company, as such, or of any predecessor or successor corporation, howsoever arising, for the collection of any indebtedness hereunder; and as part of the consideration for the issue hereof releases from all such liability each such incorporator, stockholder, officer or director, all as provided in said Indenture.

         This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, MOBILE GAS SERVICE CORPORATION has caused these presents to be executed in its corporate name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, all as of ____________________________, 1996.



                                            MOBILE GAS SERVICE CORPORATION



                                            By:
                                               ---------------------------
Attest:                                                 President


----------------------------
        Secretary

               [FORM OF AUTHENTICATION CERTIFICATE FOR ALL BONDS
                                OF 2006 SERIES]

This bond is one of the bonds of the series designated therein, referred to in the within-mentioned Indenture.


                                     AMSOUTH BANK OF ALABAMA, TRUSTEE,



                                     BY
                                       -------------------------------
                                              AUTHORIZED OFFICER

                                   ARTICLE 2.


                               SUNDRY PROVISIONS

         SECTION 2.01. The Company may enter into an agreement with the holder of any registered Bond, without coupons, of any series providing for the payment to such holder of the principal of and the premium, if any, and interest on such Bond or any part thereof at a place other than the offices or agencies specified in the Indenture and such Bond, including by wire transfer, without presentation of such Bond, and for the making of notation of any such payment by such holder or by an agent of the Company or of the Trustee. The Trustee is authorized to approve any such agreement, and shall not be liable for any act or omission to act on the part of the Company, any such holder or any agent of the Company in connection with any such agreement.

         SECTION 2.02. This Seventeenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, as heretofore supplemented and modified, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and modified, is hereby ratified, approved and confirmed.

         SECTION 2.03. The recitals contained in this Seventeenth Supplemental Indenture are made by the Company and not by the Trustee; and all of the provisions contained in the Original Indenture, as heretofore supplemented and modified, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         SECTION 2.04. Nothing in this Seventeenth Supplemental Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee, and the holders of the Bonds issued hereunder, any legal or equitable right, remedy or claim under or in respect of the Original Indenture or any indenture supplemental thereto or any covenant, condition or provision therein or herein or in the Bonds contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the Bonds issued hereunder.

         SECTION 2.05. The titles of Articles, section headings and any wording on the cover of this Seventeenth Supplemental Indenture are inserted for convenience only and are not a part hereof.

         SECTION 2.06. All the covenants, stipulations, promises and agreements in this Seventeenth Supplemental Indenture contained made by or on behalf of the Company or of the Trustee shall inure to and bind their respective successors and assigns.

         SECTION 2.07. Although this Seventeenth Supplemental Indenture is dated for convenience and for the purpose of reference as of November 1, 1996, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

         SECTION 2.08. In order to facilitate the recording or filing of this Seventeenth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, MOBILE GAS SERVICE CORPORATION has caused this Seventeenth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries; and AMSOUTH BANK OF ALABAMA has caused this Seventeenth Supplemental Indenture to be signed in its corporate name and behalf by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Trust Officers; all as of the day and year first above written.

Executed on the 26th day of November, 1996.


                                            MOBILE GAS SERVICE CORPORATION
(CORPORATE SEAL)


                                            By     /s/  John S. Davis
                                               ------------------------------
                                                        President

Attest:



/s/ G. Edgar Downing, Jr.
-------------------------
        Secretary

                                            AMSOUTH BANK OF ALABAMA,
                                                  as Trustee

(CORPORATE SEAL)

                                            BY   /s/ Kara Lee Partin
                                              -------------------------------
                                                 Assistant Vice President
                                                           and
                                                 Corporate Trust Officer

Attest:


/s/ Charles S. Northen, IV
--------------------------
     Vice President
         and
Corporate Trust Officer



STATE OF ALABAMA, )
                      ) ss.:
COUNTY OF MOBILE, )

          1,   Martha E. O'Hara , a Notary Public in and or said county in said state, hereby certify that JOHN S. DAVIS, and G. EDGAR DOWNING, JR., whose names as President and Secretary, respectively, of MOBILE GAS SERVICE CORPORATION, a Corporation, are signed to the foregoing indenture, and who are known to me, acknowledged before me on this day that, being informed of the contents of said indenture, they, as such officers and with full authority, executed the same voluntarily for and as the act of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 26th day of November, 1996,


                                                /S/ Martha E. O'Hara
                                                --------------------


                                                Notary Public
                                                Mobile County, Ala.
                                                My Commission Expires 3/22/97
                                                                      -------

                                                                 (NOTARIAL SEAL)

STATE OF ALABAMA, )
                       ) ss.:
COUNTY OF MOBILE, )

         1,   Martha E. O'Hara , a Notary Public in and for said county in said state, hereby certify that KARA LEE PARTIN and CHARLES S. NORTHEN, IV, whose names as Assistant Vice President and Corporate Trust Officer and Vice President and Corporate Trust Officer, respectively, of AMSOUTH BANK OF ALABAMA, a national banking association, as trustee are signed to the foregoing indenture, and who are known to me, acknowledged before me on this day that, being informed of the contents of said indenture, they, as such officers and with full authority, executed the same voluntarily for and as the act of said AMSOUTH BANK OF ALABAMA, acting in its capacity as trustee as aforesaid.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 26th day of November, 1996.
                                        /S/ Martha E. O'Hara
                                        --------------------


                                        Notary Public
                                        Mobile County, Ala.
                                        My Commission Expires 3/22/97
                                                              -------

                                                        (NOTARIAL SEAL)

Grantor's Address:
------------------
Mobile Gas Service Corporation
Post Office Box 2248
Mobile, Alabama 36652

Grantee's Address:
------------------
AmSouth Bank of Alabama, as Trustee
Suite 730
1901 6th Avenue North
Birmingham, Alabama 35203

# 34191-1

This instrument is recorded in Mobile and Baldwin Counties, Alabama, as follows:

Mobile County, Alabama
----------------------

Real Property Book 4417, Pages 0916-0940

Baldwin County, Alabama
-----------------------

Real Property Book 722, Pages 1 897-1921
                                       22